UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2024

Pasithea Therapeutics Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-40804	85-1591963
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Lincoln Road, Suite 500

Miami Beach, FL 33139

(Address of principal executive offices, including zip code)

(786) 977-3380

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	KTTA	The Nasdaq Capital Market
Warrants to purchase shares of Common Stock, par value $0.0001 per share	KTTAW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08 Shareholder Director Nominations

On May 13, 2024, Pasithea Therapeutics Corp. (the “Company”) scheduled its 2024 annual meeting of stockholders (the “2024 Annual Meeting”) to be held via the Internet, on June 26, 2024, at 9:00 a.m., Eastern time and established April 29, 2024, as the record date for determining stockholders entitled to notice of, and to vote at, the 2024 Annual Meeting.

Since the date of the 2024 Annual Meeting will be more than 30 days from the anniversary of the Company’s 2023 annual meeting of stockholders, the deadline for submission of proposals by stockholders for inclusion in the Company’s proxy materials in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s Second Amended and Restated Bylaws (the “Bylaws”), will be the close of business on May 24, 2024.

Proposals by stockholders must meet the requirements set forth in the rules and regulations of the Exchange Act and the Company’s Bylaws in order to be eligible for inclusion in the proxy materials for the 2024 Annual Meeting. Any such proposal shall be mailed to the Company at:1111 Lincoln Road, Suite 500, Miami Beach, FL 33139.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASITHEA THERAPEUTICS CORP.

Date: May 14, 2024	By:	/s/ Tiago Reis Marques
	Name:	Tiago Reis Marques
	Title:	Chief Executive Officer